MAXCOR FINANCIAL GROUP INC.                                  Exhibit 21
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         SUBSIDIARIES OF THE REGISTRANT

                                                              JURISDICTION

              SUBSIDIARY                                    OF INCORPORATION
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EURO BROKERS INVESTMENT CORPORATION                             DELAWARE

EURO BROKERS HOLDINGS INC.                                      NEW YORK

EURO BROKERS INC.                                               NEW YORK

MAXCOR FINANCIAL  INC.                                          NEW YORK

MAXCOR FINANCIAL ASSET MANAGEMENT INC.                          DELAWARE

MAXCOR FINANCIAL SERVICES INC.                                  DELAWARE

MAXCOR INFORMATION INC.                                         DELAWARE

TRADESOFT TECHNOLOGIES, INC.                                    DELAWARE

E-B FUNDING CORPORATION                                         DELAWARE

EURO BROKERS TECHNOLOGY INC.                                    DELAWARE

EURO BROKERS HOLDINGS LTD.                                      ENGLAND

EURO BROKERS FINACOR LTD.                                       ENGLAND

EURO BROKERS FINANCIAL SERVICES LTD.                            ENGLAND

EURO BROKERS SERVICES LTD.                                      ENGLAND

EURO BROKERS TOKYO INC.                                         DELAWARE

YAGI EURO NITTAN CORPORATION                                    JAPAN

EURO BROKERS CANADA, LTD.                                       CANADA

EURO BROKERS MEXICO, S.A. de C.V.                               MEXICO

EURO BROKERS (SWITZERLAND) S.A.                                 SWITZERLAND